Exhibit 99.1

PDVWIRELESS, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma consolidated financial statements of pdvWireless, Inc. (the “Company”) have been prepared based upon the Company’s historical financial statements, as adjusted to show the effect of the transfer of its TeamConnect and pdvConnect businesses and the related restructuring and cost-reduction actions (collectively, the “Business Transfers”).

Background of the Business Transfers

The Company entered into: (i) a Customer Acquisition and Resale Agreement (the “A BEEP Agreement”) with A BEEP LLC (“A BEEP”) on January 2, 2019, (ii) a Customer Acquisition, Resale and Licensing Agreement (the “Goosetown Agreement”) with Goosetown Enterprises, Inc. (“Goosetown”) on January 2, 2019, and (iii) a memorandum of understanding with the principals of Goosetown (the “MOU”) on December 31, 2018.   The Company will continue operating trunked facilities in the markets in which customers are being transferred and in other markets in which it holds FCC licenses.

 Under the A BEEP and Goosetown Agreements, the Company agreed to: (i) transfer its TeamConnect customers located in the Atlanta, Chicago, Dallas, Houston and Phoenix metropolitan markets to A BEEP, (ii) transfer its TeamConnect customers located in the Baltimore/Washington DC, Philadelphia and New York metropolitan markets to Goosetown, (iii) provide A BEEP and Goosetown with access to its TeamConnect Metro and Campus Systems (the, “MotoTRBO Systems”), and (iv) grant A BEEP and Goosetown the right to resell access to the MotoTRBO Systems pursuant to separate Mobile Virtual Network Operation arrangements (the “MVNO Arrangements”).  The Company also granted Goosetown a license to sell the TeamConnect Mobile, TeamConnect Hub and TeamConnect for Smart Devices applications (the “Licensed Applications”).

Under these agreements, A BEEP and Goosetown agreed to provide customer care, billing and collection services for their respective acquired customers.  The Company will initially continue to provide these services for a 90-day period to help facilitate the transitioning of the acquired customers. Additionally, the Company will continue to maintain and pay all site lease, backhaul and utility costs required to operate the MotoTRBO Systems for a two (2)-year period.   A BEEP and Goosetown each agreed to pay the Company a certain portion of the recurring revenue they receive from the acquired customers ranging from 100% to 20% during the terms of the Agreements. Additionally, A BEEP has agreed to pay the Company a portion of recurring revenue from the Company’s customers who utilize A BEEP’s push-to-talk Diga-Talk Plus application service ranging from 35% to 15% for a period of 48 months.  Goosetown has agreed to pay the Company 20% of recurring revenues from the Licensed Applications for a period of 48 months.  In consideration for the customers and assets being transferred to A BEEP and Goosetown, 20% of the billed revenue is accounted for in Other income/(expense) in the below unaudited pro forma consolidated income statements.

Under the terms of the MOU, the Company agreed to assign the intellectual property rights to its TeamConnect and pdvConnect applications to TeamConnect LLC (the “LCC”), a new entity formed by the principals of Goosetown, in exchange for a 19.5% ownership interest in the LLC.  The Goosetown principals have agreed to fund the future operations of the LLC, subject to certain limitations.  The LLC will assume the Company’s software support and maintenance obligations under the Goosetown and A BEEP Agreements.  The LLC will also assume customer care, billing and collection services related to the Company’s pdvConnect application.  The Company has agreed to provide transition services to the LLC for a 90-day period to facilitate an orderly transition of the customer care, billing and collection services.  The Company is also obligated to pay the LLC a monthly services fee for 24 months for its assumption of the Company’s support obligations under the Goosetown and A BEEP Agreements.  In consideration for the transferred assets and pdvConnect customers, the LLC is obligated to pay the Company a certain portion of the billed revenue received by the LLC from pdvConnect customers for a 48-month period.  This payment is accounted for in Other income/(expense) in the below unaudited pro forma consolidated income statements.

In connection with the Business Transfers, on December 31, 2018, the Board of Directors of the Company approved the following restructuring and cost-reduction actions:  (i) the elimination of approximately 20 positions, or 30% of the Company’s workforce,  and (ii) and the closure of the Company’s office in San Diego, California.

Basis of Presentation

To provide a better understanding of the impact of the Business Transfers, the following unaudited pro forma consolidated financial information is presented to reflect how the Business Transfers might have affected the historical financial statements had the Business Transfers been consummated at an earlier date.

The unaudited pro forma consolidated statement of operations for the year ended March 31, 2018 is derived from the audited consolidated financial statements of the Company for the year ended March 31, 2018 and the adjustments and assumptions described below. The unaudited pro forma consolidated statement of operations for the six months ended September 30, 2018 and the unaudited pro forma consolidated balance sheet as of September 30, 2018 are based on the Company’s unaudited consolidated financial statements as of and for the six months ended September 30, 2018 and the adjustments and assumptions described below.

The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements of the Company filed with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

The unaudited pro forma consolidated statements of operations for the year ended March 31, 2018 and for the six-month period ended September 30, 2018 have been prepared to give effect to the Business Transfers as if they occurred on April 1, 2017. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes below.  As a result of these adjustments, the pro forma consolidated statements of operations represent only an estimate of the Company’s results giving effect to the Business Transfers.

The unaudited pro forma consolidated balance sheet has been prepared to give effect to the Business Transfers as if they occurred on September 30, 2018. The unaudited pro forma consolidated balance sheet does not purport to reflect the actual transaction or financial position of the Company.

The unaudited pro forma financial information is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnotes disclosures) included in the Company’s annual and quarterly historical financial statements have been excluded in these unaudited pro forma consolidated financial statements. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of future results or of the results of operations of the Company that would have occurred had the Business Transfers been consummated as of the dates indicated.

PDVWIRELESS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2018

(in thousands, except share and per share data)

ASSETS	Historical	A BEEP and Goosetown Agreements	Notes	MOU	Notes	Pro Forma
Current Assets
Cash and cash equivalents	$85,644	$—		$—		$85,644
Accounts receivable, net of allowance for doubtful accounts of $137 and $29	978	—		—		978
Inventory	—	—		—		—
Prepaid expenses and other current assets	1,102	(134)	(a)	135	(e)	1,103
Total current assets	87,724	(134)		135		87,725
Property and equipment	11,003	(449)	(b)	(384)	(f)	10,170
Intangible assets	107,542	—		—		107,542
Capitalized patent costs, net	191	—		(191)	(g)	—
Investment in subsidiary	—	—		112	(h)	112
Other assets	828	(153)	(c)	18	(i)	693
Total assets	$207,288	$(736)		$(310)		$206,242
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,391	$—		$—		$5,391
Accounts payable - officers	28	—		—		28
Deferred revenue	804	—		—		804
Total current liabilities	6,223	—		—		6,223
Noncurrent liabilities
Deferred revenue	3,860	—		—		3,860
Other liabilities	3,827	—		—		3,827
Total liabilities	13,910	—		—		13,910
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at September 30, 2018 and March 31, 2018	—	—		—		—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,573,267 shares issued and outstanding at September 30, 2018 and 14,487,650 shares issued and outstanding at March 31, 2018	1	—		—		1
Additional paid-in capital	343,930	—		—		343,930
Accumulated deficit	(150,553)	(736)	(d)	(310)	(j)	(151,599)
Total stockholders' equity	193,378	(736)		(310)		192,332
Total liabilities and stockholders' equity	$207,288	$(736)		$(310)		$206,242

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

PDVWIRELESS, INC.

Unaudited Pro Forma Consolidated Statements of Operations

Six Months Ended September 30, 2018

(In thousands, except share and per share data)

	Historical	A BEEP and Goosetown Agreements	Notes	MOU	Notes	Other Pro Forma Adjustments	Notes	Pro Forma
Operating revenues
Service revenue	$2,642	$(1,164)	(k)	$(1,425)	(p)	$—		$53
Spectrum revenue	364	—		—		—		364
Related party revenue	—	167	(l)	—		—		167
Other revenue	688	(688)	(m)	—		—		—
Total operating revenues	3,694	(1,685)		(1,425)		—		584
Cost of revenue
Sales and service	3,948	(896)	(n)	(317)	(q)	(353)	(u)	2,382
Gross loss	(254)	(789)		(1,108)		353		(1,798)
Operating expenses
General and administrative	12,155	—		277	(r)	(694)	(v)	11,738
Sales and support	2,495	—		—		(2,495)	(w)	—
Product development	1,211	—		(11)	(s)	(1,131)	(x)	69
Restructuring costs	8,122	—		—				8,122
Impairment of long-lived assets	531	—		—				531
Total operating expenses	24,514	—		266		(4,320)		20,460
Loss from operations	(24,768)	(789)		(1,374)		4,673		(22,258)
Interest expense	—	—		—		—		—
Interest income	686	—		—		—		686
Other income (expense)	—	350	(o)	187	(t)	—		537
Loss before income taxes	(24,082)	(439)		(1,187)		4,673		(21,035)
Income tax expense	—	$—		—		—		—
Net loss	$(24,082)	$(439)		$(1,187)		$4,673		$(21,035)
Net loss per common share basic and diluted	$(1.66)	(0.03)		$(0.08)		$0.32		$(1.45)
Weighted-average common shares used to compute basic and diluted net loss per share	14,501,463	14,501,463		14,501,463		14,501,463		14,501,463

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

PDVWIRELESS, INC.

Unaudited Pro Forma Consolidated Statements of Operations

Year Ended March 31, 2018

(In thousands, except share and per share data)

	Historical	A BEEP and Goosetown Agreements	Notes	MOU	Notes	Other Pro Forma Adjustments	Notes	Pro Forma
Operating revenues
Service revenue	$4,796	$(1,677)	(k)	$(3,020)	(p)	$—		$99
Spectrum revenue	729	—		—		—		729
Related party revenue	—	259	(l)	—		—		259
Other revenue	830	(739)	(m)	—		—		91
Total operating revenues	6,355	(2,157)		(3,020)		—		1,178
Cost of revenue
Sales and service	7,898	(889)	(n)	(672)	(q)	(1,090)	(u)	5,247
Gross loss	(1,543)	(1,268)		(2,348)		1,090		(4,069)
Operating expenses
General and administrative	20,864	—		541	(r)	(1,372)	(v)	20,033
Sales and support	6,967	—		—		(6,967)	(w)	—
Product development	2,352	—		(20)	(s)	(1,960)	(x)	372
Total operating expenses	30,183	—		521		(10,299)		20,405
Loss from operations	(31,726)	(1,268)		(2,869)		11,389		(24,474)
Interest expense	(3)	—		—		—		(3)
Interest income	741	—		—		—		741
Other (expense) income	(78)	490	(o)	411	(t)	—		823
Loss before income taxes	(31,066)	(778)		(2,458)		11,389		(22,913)
Income tax expense (benefit)	(6,498)	—		—		—		(6,498)
Net loss	$(24,568)	$(778)		$(2,458)		$11,389		$(16,415)
Net loss per common share basic and diluted	$(1.70)	$(0.05)		$(0.17)		$0.79		$(1.14)
Weighted-average common shares used to compute basic and diluted net loss per share	14,450,715	14,450,715		14,450,715		14,450,715		14,450,715

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

PDVWIRELESS, INC.
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND

STATEMENT OF OPERATIONS

(Unaudited)

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates of the financial impact of the Business Transfers, which may change as additional information is obtained.

(a) Impairment of ASC 606 Contract costs, ($452,000), partially offset by establishing a  receivable for customers and long-term radio rentals transferred to A BEEP and Goosetown, $318,000.

(b) Impairment of rental radios assigned to A BEEP and Goosetown.

(c) Impairment of ASC 606 contract costs, ($243,000), partially offset by establishing  a receivable for customers and long-term radio rentals transferred to A BEEP and Goosetown, $90,000.

(d) Impact of impairment charges for A BEEP and Goosetown agreements, partially offset by establishment of  a  receivable.

(e) Establish a  receivable for customers and assets transferred to TeamConnect, LLC.

(f) Transfer of certain information technology, (“IT”), equipment to TeamConnect, LLC.

(g) Transfer of patent costs to TeamConnect, LLC.

(h) Represents the Company’s investment in TeamConnect, LLC.

IT Equipment transferred to TeamConnect, LLC	$384
Patents transferred to TeamConnect, LLC	191
Subtotal	575
19.5% Investment in TeamConnect, LLC	$112

(i) Establish  a receivable for  customers and assets transferred to TeamConnect, LLC.

(j) Loss on assets and patents transferred to TeamConnect, LLC, ($463,000), partially offset by establishment of a  receivable for transferred customers and assets, $153,000.

(k)  Reflects the elimination of revenue related to TeamConnect.

(l) Reflects recurring revenue received from A BEEP and Goosetown.

(m)  Reflects the elimination of revenue related to TeamConnect.

(n) Reflects the elimination of cost of revenue related to TeamConnect.

(o) Reflects the consideration received from A BEEP and Goosetown for transferred customers.

(p) Reflects the elimination of pdvConnect revenue.

(q) Reflects the elimination of pdvConnect cost of revenue.

(r) Payment by the Company to TeamConnect, LLC for the monthly service fee partially offset by the elimination of costs for the San Diego office.

(s) Elimination of depreciation for asset transferred to TeamConnect, LLC.

(t) Consideration received for pdvConnect customers and assets transferred to TeamConnect, LLC.

(u) Elimination of employee costs directly related to the support of network systems for TeamConnect and pdvConnect offerings.

(v) Elimination of headcount costs directly related to the agreements with A BEEP and Goosetown and the MOU, as well as the elimination of depreciation for assets transferred to TeamConnect, LLC.

(w) Elimination of sales and marketing costs directly related to the TeamConnect and pdvConnect customers transferred to A BEEP, Goosetown, and TeamConnect, LLC.

(x) Elimination of headcount costs directly related to new product development for TeamConnect and pdvConnect offerings.